CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Amendment No.1 on Form S-1 to Form S-3, of our report dated December 28, 2011, with respect to the financial statements and schedules of Corning Natural Gas Corporation, appearing in the Company's Annual Report on Form 10-K for the fiscal year ended September30, 2011. We also hereby consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

July 25, 2012